AGREEMENT FOR SALES OF MERCHANDISE

This Agreement of Purchase and Sale (the "Agreement") is made effective 6-8-16

BETWEEN : ShenZhen AJS New Energy Technology Co.,LTD. (the "Vendor"), a company, with its head office located at No.11 1st Road, Xiaoshan Industrial Park, Hongtian Village, Shajing Town, Bao'an District, Shenzhen 518125,China

AND:

Loyal Source Market Services inc
(the "Purchaser"), with main address located at 13025 Klimovske, Zilina, Slovakia, 01001

1. SUBJECT-MATTER

1.1 The Purchaser agrees to buy and the Vendor agrees to sell to the Purchaser as a going concern all the Air Purifier products which the vendor manufactures

2. PURCHASE PRICE

2.1 The purchase price payable for the merchandise is the total of the amounts agreed upon between seller and purchaser prior to shipment or goods.(Remark: Follow the terms of payment as agreed upon by both parties:30% deposit T/T in advance, 70% before shipmentl)

3. CONDITIONS, REPRESENTATIONS AND WARRANTIES

3.1 In addition to anything else in this agreement, the following are conditions of completing this agreement:

. a) That the Vendor supply or deliver on closing all of the closing documents; (Without the customer's permission, we will not disclose any information about the buyer)

. b) That Purchaser's board of directors has duly authorized the execution of this agreement.

4. MISCELLANEOUS

4.1 There are no representations, warranties, conditions, terms or collateral contracts affecting the transaction contemplated in this agreement except as set out in this agreement.
(This Agreement shall enter into force on the signing of both parties.)

VENDOR	PURCHASER
Shenzhen AJS New Energy Technology co.,LTD	
Authorized Signature	Authorized Signature
Print Name and Title	Print Name and Title
	KAMIL HORNIK, president